Exhibit 23(b)

                                 CONSENT OF ENGINEER

                    We hereby consent to the incorporation by reference in this registration statement of our estimates, dated January 9 and 23, 1996, which appear in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1995.


          RALPH E. DAVIS ASSOCIATES, INC.

          /s/ Joseph Mustacchia Jr.
          Executive Vice-President

          Houston, Texas
          June 14, 1996